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                      AMENDED AND RESTATED CREDIT AGREEMENT


                   Amended and Restated as of January 1, 1998
                     (Superseding Original Credit Agreement
                         Dated as of September 30, 1997)


                                     between


                                 CAPITAL TRUST,

                                    Borrower

                                       and

                      GERMAN AMERICAN CAPITAL CORPORATION,

                                     Lender



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691796.1

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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I.

                       CERTAIN DEFINITIONS...................................-2-
SECTION 1.1.  Definitions....................................................-2-

                                   ARTICLE II.

                       THE LOAN.............................................-18-
 SECTION 2.1.   Commitment..................................................-18-
 SECTION 2.2.   The Loan....................................................-18-
 SECTION 2.3.   Global Note; Repayment of the Loan..........................-18-
 SECTION 2.4.   Interest on the Loan........................................-19-
 SECTION 2.5.   Payments and Computations...................................-19-
 SECTION 2.6.   Overdue Amounts.............................................-20-
 SECTION 2.7.   Prepayment of Loan..........................................-20-
 SECTION 2.8.   Extension of the Maturity Date..............................-20-
 SECTION 2.9.   Mandatory Prepayment........................................-21-
 SECTION 2.10.  Release of Collateral.......................................-21-
 SECTION 2.11.  Registered Notes............................................-21-
 SECTION 2.12.  Hedge Agreements............................................-22-
 SECTION 2.13.  Adverse Events Regarding LIBOR..............................-22-
 SECTION 2.14.  Increased Costs and Capital Adequacy........................-23-
 SECTION 2.15.  Funding Losses..............................................-24-
 SECTION 2.16.  Form of Payment.............................................-25-

                                  ARTICLE III.

                       COLLATERAL SECURITY..................................-25-
 SECTION 3.1.  In General...................................................-25-
 SECTION 3.2.  Filing and Recording.........................................-25-

                                   ARTICLE IV.

                       REPRESENTATIONS AND WARRANTIES.......................-25-
 SECTION 4.1.  General......................................................-25-
 SECTION 4.2.  Collateral...................................................-29-
 SECTION 4.3.  Lender's Acknowledgement.....................................-29-


                                   ARTICLE V.

                       CONDITIONS PRECEDENT.................................-30-
 SECTION 5.1.  Initial Closing..............................................-30-

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                                                                            Page

  SECTION 5.2.  Preliminary Approval of New Collateral......................-31-
  SECTION 5.3.  Final Approval of New Collateral............................-31-
  SECTION 5.4.  Conditions Precedent to Disbursements of Advances...........-33-
  SECTION 5.5.  Redetermination of Advance Rate; Margin Call................-34-

                                   ARTICLE VI.

                       AFFIRMATIVE COVENANTS................................-35-
  SECTION 6.1.   Financial Covenants........................................-35-
  SECTION 6.2.   Financial Statements, Reports, etc.........................-35-
  SECTION 6.3.   Legal Existence............................................-36-
  SECTION 6.4.   Businesses.................................................-36-
  SECTION 6.5.   Insurance..................................................-36-
  SECTION 6.6.   Taxes......................................................-37-
  SECTION 6.7.   Environmental Laws.........................................-37-
  SECTION 6.8.   Termination of Property Managers...........................-38-
  SECTION 6.9.   Perform Collateral Loan Documents..........................-38-
  SECTION 6.10.  Notice of Default..........................................-38-
  SECTION 6.11.  Cooperation................................................-38-
  SECTION 6.12.  Foreclosure by Borrower....................................-38-
  SECTION 6.13.  NYSE Listing...............................................-38-
  SECTION 6.14.  Acquisition Entities.......................................-39-
  SECTION 6.15.  Change of Borrower's State of Formation....................-39-

                                  ARTICLE VII.

                       NEGATIVE COVENANTS...................................-39-
  SECTION 7.1.  Dissolution; Merger or Consolidation........................-39-
  SECTION 7.2.  Place of Business...........................................-40-
  SECTION 7.3.  Sale of Assets..............................................-40-
  SECTION 7.4.  ERISA.......................................................-40-
  SECTION 7.5.  Margin Regulations..........................................-40-
  SECTION 7.6.  Liens; Easements............................................-41-
  SECTION 7.7.  Affiliate Transactions......................................-41-
  SECTION 7.8.  1940 Act....................................................-41-


                                  ARTICLE VIII.

                       EVENTS OF DEFAULT....................................-41-
  SECTION 8.1.  Events of Default...........................................-41-
  SECTION 8.2.  Remedies Cumulative.........................................-43-
  SECTION 8.3.  Set-Off.....................................................-43-


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                                       ii

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                                                                            Page

                                   ARTICLE IX.

                       MISCELLANEOUS........................................-44-
  SECTION 9.1.   Notices....................................................-44-
  SECTION 9.2.   Survival of Agreement......................................-45-
  SECTION 9.3.   Successors and Assigns; Participations.....................-45-
  SECTION 9.4.   Expenses; Indemnity........................................-46-
  SECTION 9.5.   Applicable Law.............................................-46-
  SECTION 9.6.   Payments on Business Days..................................-47-
  SECTION 9.7.   Waivers; Amendments........................................-47-
  SECTION 9.8.   Entire Agreement; Waiver of Jury Trial, etc................-47-
  SECTION 9.9.   Submission to Jurisdiction.................................-47-
  SECTION 9.10.  Counterparts...............................................-48-
  SECTION 9.11.  Headings...................................................-48-
  SECTION 9.12.  Exercise of Cure Rights....................................-48-
  SECTION 9.13.  Trustee Exculpation........................................-48-


691796.1
                                       iii

                      AMENDED AND RESTATED CREDIT AGREEMENT



          THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of January 1, 1998 (the "Restatement Date"), is entered into between CAPITAL TRUST, a California trust, having an address at 605 Third Avenue, 26th Floor, New York, New York 10016 ("Borrower"), and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 31 West 52nd Street, New York, New York 10019.


                                    RECITALS

          WHEREAS, Borrower desires to obtain a series of loan advances (each, an "Advance" and collectively, the "Loan") from Lender (as defined below) in an aggregate amount at any time outstanding of up to $250,000,000 to provide warehouse funding for a portion of the principal amount of the Collateral Loans and other Collateral (each as hereinafter defined) that Borrower or its Acquisition Entities originates or acquires, as the case may be; and

          WHEREAS, Lender is unwilling to make the Loan unless Borrower joins in the execution and delivery of this Agreement and the other Security Documents (as hereinafter defined) which shall establish the terms and conditions of, and provide security for, the Loan;

          WHEREAS, Borrower has requested and Lender has agreed, subject to the terms and provisions of this Agreement, to make Advances for (i) performing mortgage loans secured by commercial or multifamily residential property, (ii) unsecured loans, (iii) loans secured by pledges of equity interests in commercial or multifamily residential property, (iv) preferred equity investments, (v) commercial mortgage-backed securities and (vi) such other collateral as the parties may mutually agree; and

          WHEREAS, on September 30, 1997, Borrower and Lender entered into a Credit Agreement dated as of September 30, 1997 relating to the Loan, which Credit Agreement is intended to be entirely amended and restated by the execution and delivery of this Agreement.

          NOW, THEREFORE, in consideration of the making of the Loan by Lender and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby covenant, agree, represent and warrant as follows:


691796.1

                                   ARTICLE I.

                               CERTAIN DEFINITIONS

          SECTION 1.1. Definitions. For purposes hereof, the terms in this Agreement shall have the following meanings:

          "Acquisition Entity" means a single-purpose entity, which shall have bankruptcy remote provisions satisfactory to Lender, that owns only one or more Real Estate Parcels and/or one or more Collateral Loans or other Collateral in contemplation of such single-purpose entity's acquiring title to the related Mortgaged Property pursuant to a foreclosure or acceptance of a deed-in-lieu of foreclosure or otherwise; but such entity shall not have the obligation to have independent directors.

          "Advance" has the meaning provided in the Recitals hereto.

          "Advance Closing Date" means each date on which all conditions precedent to making an Advance, as set forth in Article V of this Agreement, shall have been satisfied by Borrower or waived by Lender and, in connection therewith, Lender shall make an Advance hereunder to Borrower.

          "Advance Rate" means, for any asset constituting the Collateral, the ratio of the related Asset-Specific Loan Balance to such asset's Asset Value.

          "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          "Agreement" means this Credit Agreement, together with the Schedules and Exhibits hereto, as the same may from time to time hereafter be modified, supplemented or amended.

          "Appraisal" means an appraisal of any Property prepared by an Appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, in compliance with the requirements of Title 11 of the Financial Institution Reform, Recovery and Enforcement Act and utilizing customary valuation methods such as the income, sales/market or cost approaches, as any of the same may be updated by recertification from time to time by the Appraiser performing such Appraisal.

          "Appraiser" means any of the licensed Appraisers listed on Schedule 1.1A attached hereto and made a part hereof or any other firm which is reasonably approved by Lender for a specific transaction.

691796.1
                                       -2-

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          "Asset-Specific Loan Balance" means a portion of the Loan allocable to each asset constituting the Collateral. Such portion initially consists of the sum of all Advances of the Loan made on account of such Collateral, without subtracting from such Advances the Drawdown Fee, the Loan Fee, Lender's Transaction Costs and other advance costs and fees to the extent borrowed. Wherever this Agreement states that principal payments on account of the Loan are to be allocated or applied to or against the Asset-Specific Loan Balance related to a particular individual asset constituting the Collateral, the Asset-Specific Loan Balance of such Collateral shall be deemed reduced accordingly by the amount of the principal payments so applied.

          "Asset Value" means, for any Collateral at any time and from time to time, Lender's estimate of the current market value of such Collateral based upon such methods of analysis as Lender shall determine in a commercially reasonable manner. Whenever an Asset Value determination is required under this Agreement, Borrower shall cooperate with Lender in its determination of the Asset Value of each asset constituting the Collateral (including providing all information and documentation in the possession of Borrower regarding such Collateral).

          "Base Rate" means, as determined by Lender on a daily basis, the higher of (a) the rate per annum established by Deutsche Bank AG, New York Branch from time to time as its "prime" rate or "reference" rate (which Borrower acknowledges is not necessarily such bank's lowest rate), and (b) one-half percentage point (0.5%) (50 basis points) over the Federal funds rate, as determined by Lender in its sole discretion.

          "Borrower" has the meaning provided in the first paragraph of this Agreement.

          "Business Day" means any day other than (i) a Saturday and a Sunday and a day on which banking institutions in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed; and
(ii) with respect to all notices and payments with respect to any Advance, any day that is a Business Day under clause (i) and any day that is also a day for banks trading in London and New York City.

          "Closing Date" means September 30, 1997, which was the original date of closing of the credit line contemplated by this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Collateral" means, collectively, each and all of the Collateral Loan Document(s), Collateral Security Instrument(s) or other loan document(s), all Property and any other collateral contemplated in the Recitals hereof or security provided by Borrower or any Acquisition Entity with respect to the Loan.


691796.1
                                       -3-

          "Collateral Assignment Documents" means, with respect to the Collateral Loan Documents for any Collateral, the documents, deliveries, certificates and other items as Lender shall reasonably require to effectuate and perfect the collateral assignment to Lender of the Collateral and all rights of Borrower under the Collateral Loan Documents, including, without limitation, each of the following documents collectively, as applicable, all in such form as Lender shall require:

               (i) an endorsement to Lender by Borrower of the original executed note made by the related Obligor;

               (ii) an executed collateral assignment of mortgage in favor of Lender in recordable form and satisfactory in form and substance to Lender;

               (iii) an executed collateral assignment of the original assignment of leases, if applicable, in favor of Lender in recordable form and satisfactory in form and substance to Lender;

               (iv) if the Mortgagor has entered into a hedge agreement and has collaterally assigned its rights under such hedge agreement to the holder of the related Mortgage, or if Borrower has itself entered into such a hedge agreement, then an executed collateral assignment of hedge agreement with respect to any such hedge agreement, from Borrower in favor of Lender, with the written consent of the counterparty to the hedge agreement, satisfactory in form and substance to Lender;

               (v) either (x) assignments of financing statements on Form UCC-3 or UCC-2 naming Borrower as assignor and Lender as assignee or (y) if required under applicable law, a new financing statement on Form UCC-1 naming Borrower as debtor and Lender as secured party;

               (vi) an assignment of the original security agreement from Borrower to Lender; and

               (vii) an original assignment to Lender of all the Collateral Loan Documents under which Borrower holds rights, executed by Borrower.

          "Collateral Loan" means each of the loans collaterally assigned to or for the benefit of Lender pursuant to the provisions of the Collateral Security Instruments (including proceeds from the conversion or sale of any Collateral
Loan) evidenced by a note.

          "Collateral Loan Documents" means, with respect to any Collateral, all documents evidencing, securing or guaranteeing the related Obligor's indebtedness and obligations to Borrower, including, without limitation, the following documents, as applicable (but excluding any of the following that a Preliminary Due Diligence Package specifically and expressly discloses are not in Borrower's possession):

691796.1
                                       -4-

               (i) the original executed note made by the related Obligor together with (x) a complete chain of original endorsements from the named payee to Borrower and (y) original counterparts of all extensions and modifications thereof;

               (ii) the original (x) recorded Mortgage, (y) each original recorded prior intervening assignment thereof and (z) any assumption or modification agreement, with evidence of recording thereon, showing a complete chain of recorded assignments from the original mortgagee to Borrower, together with copies of any forbearance or restructuring agreements pertaining thereto;

               (iii) if the Obligor has assigned its rights under Leases on the related Mortgaged Property to the holder of such Mortgage by a separate instrument, then the original assignment of leases, with evidence of recording thereon together with any assignments of the assignment of leases showing a complete chain of recorded assignments from the original mortgagee to Borrower;

               (iv) if the Mortgagor has entered into a hedge agreement and has collaterally assigned its rights under such hedge agreement to the holder of the related Mortgage by a separate instrument, then (i) the original hedge agreement and (ii) any collateral assignments of the hedge agreement showing a complete chain of collateral assignments from the original mortgagee to Borrower;

               (v) with respect to any Collateral for which the Obligor's obligations have been guaranteed by a Person other than the Obligor, an original of the agreement relating to such guarantee;

               (vi) the original of any loan agreement relating to the Collateral Loan;

               (vii) a copy of the UCC-1 financing statement and related continuation statements, if any, each with evidence of filing thereon;

               (viii) if separate from the Mortgage, the original security agreement and all original prior assignments thereof;

               (ix) any and all amendments, modifications and supplements to, and any waivers related to, any of the foregoing; and

               (x) to the extent in Borrower's possession (whether or not any nonpossession was disclosed in a Preliminary Due Diligence Package) estoppel certificates and acknowledgments from the Obligor or such Obligor's tenants.

          "Collateral Security Instruments" means, with respect to any Collateral, all documents necessary for Lender to perfect, in Lender's counsel's reasonable discretion, a first priority security interest in the Collateral being pledged to Lender by Borrower pursuant to this

691796.1
                                       -5-

Agreement, including, without limitation, the Collateral Assignment Documents and the Mortgage Security Documents.

          "Commitment" means the sum of Two Hundred Fifty Million Dollars ($250,000,000).

          "Condemnation Proceeds" means, in the event of a Taking with respect to any Property, the proceeds in respect of such Taking less any reasonable out-of-pocket expenses incurred in collecting such proceeds.

          "Conduit Loan" means a commercial mortgage loan, secured by a first mortgage on real property, that in Lender's determination, satisfies the following criteria: (a) principal balance not exceeding $40,000,000; (b) bears interest at a fixed rate with prepayment protection satisfactory to Lender; (c) no unfunded loan advances; (c) single-asset borrower complying with all applicable rating agency requirements; (d) no subordinate financing; (e) debt service coverage of at least 1.25:1; (f) not having any characteristics that would impair the rating of any securities issued pursuant to a securitization that included a substantial component of mortgages similar to such mortgage; and
(g) in full compliance with such other "conduit" underwriting and structuring requirements as Lender shall establish from time to time.

          "Default" means the occurrence of any event that either (a) constitutes a breach or a default, or a breach of any covenant, representation or warranty, under any Security Document or (b) but for the giving of notice or the passage of time, or both, would constitute an Event of Default, or automatically constitutes an Event of Default without the giving of notice or the passage of time.

          "Default Rate" means a per annum interest rate equal to 5.0% per annum (500 basis points) in excess of the rate otherwise applicable hereunder.

          "Diligence Materials" means the Preliminary Due Diligence Package together with the Supplemental Due Diligence List.

          "Direct Mortgage" means a recorded mortgage or deed of trust in favor of Lender on a Real Estate Parcel.

          "Draft Appraisal" means a short form Appraisal, "Letter Opinion of Value," or any other form of draft Appraisal reasonably acceptable to Lender.

          "Drawdown Fee" means, for each Advance, an amount equal to the product of (i) One-Quarter of One Percent (0.25%) and (ii) the principal amount of such Advance with respect to each asset constituting the Collateral; provided, however, that the Drawdown Fee shall be equal to zero to the extent that an Advance is made on account of the pledge of a Conduit Loan as Collateral.


691796.1
                                       -6-

          "Engineer" means any of the Engineers listed in Schedule 1.1B attached hereto and made a part hereof or any other firm which is reasonably approved for a specific transaction.

          "Engineering Report" means an engineering report as to any Property prepared by an Engineer and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender.

          "Environmental Claim" means any notice, notification, request for information, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication (whether written or oral) by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any Property (whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, use or Release into the environment of any Hazardous Substance at any location (whether or not owned, managed or operated by Borrower) that affects such Property, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law or (iii) any alleged injury or threat of injury to human health, safety or the environment.

          "Environmental Consultant" means any of the Environmental Consultants listed on Schedule 1.1C attached hereto and made a part hereof or any other firm which is reasonably approved for a specific transaction.

          "Environmental Laws" means any and all present and future Federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder issued by a Governmental Authority, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the environment, human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the use of Hazardous Substances.

          "Environmental Reports" means a "Phase I Environmental Site Assessment" prepared by an Environmental Consultant.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under

691796.1
                                       -7-

Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

          "Event of Default" has the meaning set forth in Section 8.1 hereof.

          "Funding Losses" shall mean, collectively, the actual costs to Lender of breaking a LIBOR contract (or costs that would have been incurred if Lender had entered into and broken a LIBOR contract for a LIBOR Contract Period as requested by Borrower) prior to the expiration of the LIBOR Contract Period applicable thereto in connection with (a) any prepayment (whether voluntary or involuntary) of all or any portion of an Asset-Specific Loan Balance, or other principal repayments required or permitted under the Security Documents, that is made at any time other than at the expiration of the related LIBOR Contract Period (b) any voluntary or involuntary acceleration of the Maturity Date, such that the Maturity Date occurs on any date that is not the expiration date of the LIBOR Contract Period with respect to any Asset-Specific Loan Balance, and (c) any other set of circumstances not attributable solely to Lender's acts. Subject to the foregoing, Funding Losses shall not include any diminution in yield suffered by Lender upon re-lending or re-investing the principal of the Loan after any prepayment of the Loan.

          "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          "GACC" means German American Capital Corporation, a Maryland corporation, having an address at 31 West 52nd Street, New York, New York 10019, and its successors and assigns.

          "Global Note" means the global note made by Borrower to Lender pursuant to this Agreement, as such note may be modified, amended, supplemented or extended. As of the Restatement Date, the Global Note is being amended and restated pursuant to that certain Amended and Restated Global Note dated as of the Restatement Date.

          "Governmental Authority" means any national or Federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, (ii) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other hazardous material or substance,

691796.1
                                       -8-
exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Hedge Agreement" means one or more interest rate cap(s), collar(s), or swap agreement(s) entered into by Borrower and a counterparty with respect to the Loan or a Collateral Loan, pursuant to which such counterparty is obligated to pay to Borrower interest for a period and on a notional amount as determined from time to time in accordance with the Hedge Agreement.

          "Impositions" means all taxes (including all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Loan), ground rents, water, sewer or other rents and charges, excises, levies, governmental fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of any Property, including any Rents and accounts (including all interest and penalties thereon), that at any time before, during or in respect of the term hereof may be assessed or imposed on or in respect of or be the liability of Borrower either directly or indirectly through an Acquisition Entity.

          "Indebtedness" means the Principal Indebtedness, together with all interest and other obligations and liabilities due or to become due to Lender pursuant hereto, under the Global Note, by Borrower or in accordance with any of the other Security Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Global Note or any of the other Security Documents.

          "Indemnitees" means, collectively, Lender and Lender's Affiliates, successors, assigns, directors, officers, employees and agents.

          "Insurance Proceeds" means, in the event of a casualty with respect to any Property, the proceeds received under any insurance policy.

          "Interest Accrual Period" means, in connection with the calculation of interest accrued with respect to any Payment Date for each Asset-Specific Loan Balance, the period from and including the preceding Payment Date to but excluding such Payment Date; provided; however, that the first Interest Accrual Period for each Asset-Specific Loan Balance shall be from the related Advance Closing Date to but excluding the first Payment Date.

          "Interest Determination Date" means, in connection with the calculation of interest accrued on any Asset-Specific Loan Balance for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.


691796.1
                                       -9-

          "Leases" means all leases, subleases, lettings, occupancy agreements, tenancies and licenses of any Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

          "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting Borrower, any Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, at any time in force affecting any Property or any part thereof (including any that may (i) require repairs, modifications or alterations in or to any Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof), but excluding matters that are the responsibility of tenants under Leases.

          "Lender" means GACC and/or, with respect to Advances made hereunder by an Affiliate of GACC, such Affiliate, together with their respective successors and assigns.

          "LIBOR" means the rate per annum calculated with respect to each Asset-Specific Loan Balance as set forth below:

               (i) On each Interest Determination Date, LIBOR shall be determined by Lender on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for the related LIBOR Contract Period commencing on such Interest Determination Date, which appears on Telerate Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Telerate Page on that service for the purposes of displaying London interbank offered rates of major banks). If no such offered rate appears, LIBOR with respect to the relevant Interest Accrual Period shall be determined as described in (ii) below.

               (ii) With respect to an Interest Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (i) above (or the Wall Street Journal, if the Telerate Page is no longer used for the purposes of displaying London interbank offered rates of major banks), LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates for deposits in U.S. dollars for the related LIBOR Contract Period that appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date. If, in turn, such rate is not displayed on the Reuters Screen LIBOR Page at such time, then LIBOR for such date shall be reasonably determined by Lender to be the arithmetic mean of the offered quotations to first-class banks in the Interbank LIBOR Market.

All percentages resulting from any calculations of LIBOR referred to in this Agreement shall be rounded up to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations shall be rounded to the next higher cent.


691796.1
                                      -10-

          "LIBOR Contract Period" means, with respect to each Asset-Specific Loan Balance, an interest rate contract period of (i) such period as shall be determined by Borrower from time to time on the related Advance Closing Date and prior to the expiration of each LIBOR Contract Period, which LIBOR Contract Period shall be one (1) day, thirty (30) days, sixty (60) days, ninety (90) days, or one hundred twenty (120) days or (ii) if Borrower shall make no determination under clause (i) of this paragraph, thirty (30) days; provided that: (a) LIBOR contracts for the period requested are reasonably available to Lender in the LIBOR market for such LIBOR Contract Period; (b) in no event shall a LIBOR Contract Period extend beyond the Maturity Date; (c) if any LIBOR Contract Period, other than a LIBOR Contract Period of one (1) day, commences on a day for which there is no numerically corresponding day in the calendar month during which such LIBOR Contract Period terminates, such LIBOR Contract Period shall terminate on the last Business Day of such calendar month; (d) the initial LIBOR Contract Period with respect to each Asset-Specific Loan Balance shall commence on the related Advance Closing Date and each succeeding LIBOR Contract Period shall commence on the day on which the immediately preceding LIBOR Contract Period shall expire; and (e) if a LIBOR Contract Period would otherwise terminate on a day that is not a Business Day, such LIBOR Contract Period shall terminate on (i) if the next succeeding Business Day occurs during the same calendar month, the next succeeding Business Day and (ii) if the next succeeding Business Day occurs during the following calendar month, the next preceding Business Day.


691796.1
                                      -11-

          "LIBOR Spread" means as to each Advance Rate the lowest applicable LIBOR Spread set forth below for the applicable Collateral, or such other LIBOR Spread as may be mutually agreed to by Borrower and Lender:





                                                                                    LIBOR Spread
                                                                                    (expressed as
Advance Rate                                                                        percentage points per
                                                                                    annum and as basis points)


Up to 65%                                                                                    1.85% (185 bp)
Up to 75%                                                                                    1.95% (195 bp)

Up to 80%                                                                                    2.30% (230 bp)
Greater than 80% but less than or equal to 85%                                               2.75% (275 bp)
Greater than 85%                                                                          Not Permitted, except
                                                                                             as noted below.
Up to 100%, but only (a) if the affected Collateral consists of the pledge of a first mortgage and (b) to the extent that the
Asset-Specific Loan Balance does not exceed 75% of the value                                 1.75% (175 bp)
of the underlying encumbered real estate, as determined by
Lender.  (See Note Below.)
Conduit Loans - up to 90%                                                                     .75% (75 bp)
Conduit Loans - up to 95%                                                                    1.00% (100 bp)
================================================================================

                                      NOTE:

To the extent that Borrower pledges a first mortgage as Collateral, Borrower may, solely for purposes of determining LIBOR Spreads on Asset-Specific Loan Balances, bifurcate such Collateral into the following two hypothetical pieces of Collateral, both pledged to Lender: (a) a hypothetical first mortgage having an Asset-Specific Loan Balance equal to 75% of the value of the underlying encumbered real property, as determined by Lender, with an Advance Rate of 100% and a LIBOR Spread of 1.75%; and (b) a hypothetical second mortgage whose Asset Value shall be separately determined by Lender, with the Advance Rate and LIBOR Spread determined accordingly.

          "LIBOR Substitute Rate" means a rate of interest equal to (a) the Base Rate minus (b) Two and Three Quarters Percent (2.75%) per annum (275 basis points).

          "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting Borrower or any Property or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing

691796.1
                                      -12-
statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances).

          "Loan" has the meaning provided in the Recitals hereto.

          "Loan Fee" means the fee set forth below. Borrower shall pay the Loan Fee to Lender as follows:


Installment Amount   Borrower Shall Pay The Referenced Installment the First
of Loan Fee          Time Lender Makes any Advance that Causes the Principal
                     Balance of the Loan to Exceed:
$750,000             $1
$750,000             $75,000,000
$500,000             $150,000,000
===================  ===========================================================

NOTES: The first installment of Loan Fee was paid on or about 9/30/97. Each subsequent installment of Loan Fee shall be payable once by Borrower to Lender regardless of any subsequent paydown and readvances under this Agreement. For a period starting in December 1997, the principal balance of the Loan briefly exceeded $75,000,000, but Lender did not collect the second installment of $750,000 provided for above. Lender shall remain entitled to collect such second installment of $750,000 if and when the principal balance of the Loan again exceeds $75,000,000.

          "Loss Proceeds" means Condemnation Proceeds and/or Insurance Proceeds.

          "Margin Call" has the meaning set forth in Section 5.5 hereof.

          "Material Adverse Effect" means a material adverse effect upon (i) the business operations, properties, assets or condition (financial or otherwise) of Borrower taken as a whole, (ii) the ability of Borrower to perform its obligations, or of Lender to enforce any of its rights or remedies, under this Agreement or any of the other Security Documents or (iii) the aggregate value of the Collateral.

          "Maturity Date" means the earlier of (a) the day immediately preceding the first anniversary of the Restatement Date (i.e., December 31, 1998), or, if the Maturity Date has been extended pursuant to this Agreement, the then applicable Maturity Date, as determined pursuant to Section 2.8 of this Agreement and (b) such earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise under this Agreement or any of the other Security Documents.

          "Maximum Advance Rate" means, with respect to any Collateral, the maximum Advance Rate, as determined by Lender in Lender's sole and absolute discretion, that Borrower may obtain for such Collateral, which shall in no event exceed eighty-five percent (85%), except for specific categories of Collateral where a higher Advance Rate is contemplated pursuant to the definition of LIBOR Spread.

691796.1
                                      -13-

          "Monthly Statement" shall mean Borrower's reconciliation in arrears of beginning balances, interest, principal and ending balances for each asset constituting the Collateral, together with a written report of any developments or events that are reasonably likely to have a Material Adverse Effect and such other internally prepared reports as mutually agreed by Borrower and Lender.

          "Mortgage" means, with respect to any Collateral Loan, the mortgage, deed of trust or other instrument creating a lien on or priority ownership interest in an estate in fee simple in real property securing a mortgage note. To the extent any such mortgage, deed of trust or other instrument has been restated or amended, "Mortgage" means such mortgage, deed of trust or other instrument as so restated or amended.

          "Mortgage Security Documents" means, with respect to any Real Estate Parcel, the documents, deliveries, certificates and other items as Lender shall reasonably require to effectuate and perfect Lender's first lien security interest in the Real Estate Parcel and all related property, including, without limitation, the following documents, collectively, all in such form as Lender shall require:

               (i) an original executed note;

               (ii) a Direct Mortgage;

               (iii) an assignment of rents and leases in recordable form; and

               (iv) UCC-1 financing statements naming Borrower as debtor and Lender as secured party.

          "Mortgaged Property" means the commercial and multi-family real property that constitutes security for a Collateral Loan, together with any real or personal property, fixtures, leases and other property or rights pertaining thereto.

          "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made, or were required to have been made, by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "New Collateral" means an asset that Borrower proposes to be included as Collateral.

          "Obligor" means, with respect to each Collateral Loan or other Collateral, if applicable, the Person or Persons responsible for repaying such Collateral Loan or indebtedness relating to other Collateral to Borrower.

          "Officer's Certificate" means a certificate from an officer of Borrower to be provided to Lender with respect to an Advance, dated the related Advance Closing Date, certifying that (i) the facts set forth in the related Diligence Materials with respect to the

691796.1
                                      -14-
related Collateral are still true and correct or an explanation of any substantive adverse changes from the information previously provided to Lender;
(ii) the representations and warranties in this Agreement are true and correct on such Advance Closing Date as if made on such date; (iii) no Event of Default or material Default shall have occurred and be continuing on such Advance Closing Date; (iv) there has been no change in the Organizational and Authority Documents since the date of the most recent certification thereof to Lender and
(v) that there has been no Material Adverse Effect since the date of the last Advance.

          "Originated Collateral" means any Collateral that is not Direct Mortgage Collateral and whose Collateral Loan Documents are prepared by or on behalf of Borrower in conjunction with Borrower's obtaining an Advance secured by such Collateral.

          "Organizational Agreement" means the Amended and Restated Declaration of Trust, dated July 14, 1997 recorded in San Francisco County, California.

          "Organizational and Authority Documents" means the following documents, collectively: (i) a copy of Borrower's Organizational Agreement, together with all amendments thereto, if any, certified by the county clerk of San Francisco County, California or other appropriate official of the State of California, together with good standing certificates, to the extent applicable, from the Secretaries of State (or the equivalent thereof) of the State of California and each other State in which Borrower is required to be qualified to transact business, and (ii) a certificate of the secretary of Borrower, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of Borrower's by-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by Borrower's Trustees authorizing the execution, delivery and performance of this Agreement, the other Security Documents and the borrowing hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that Borrower's declaration of trust has not been amended since the date of the last amendment thereto as certified pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each of Borrower's officers executing this Agreement, the Global Note, each Security Document or any other loan document delivered in connection herewith or therewith, as applicable.

          "Payment Date" means, with respect to each Asset-Specific Loan Balance, the first Business Day of each calendar month following the related Advance Closing Date.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "Permitted Encumbrances" means, with respect to each Property or Collateral Loan, collectively, (i) the Liens in favor of Lender created by the Mortgage or Direct Mortgage, respectively, or any other Collateral Security Instruments, (ii) all Liens and other matters disclosed on the Title Insurance Policy concerning such Property, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent or being contested

691796.1
                                      -15-
in good faith and by appropriate proceedings in accordance with the Mortgage or Direct Mortgage, (iv) mechanic's or materialmen's liens, if any, being contested in good faith and by appropriate proceedings in accordance with the Mortgage or Direct Mortgage, provided that no foreclosure has been commenced by the lien claimant, (v) rights of existing and future tenants, in each case as tenants only pursuant to Leases unless subordinate to Lender's rights, (vi) Liens permitted pursuant to the express terms of the Direct Mortgages, (vii) any easement, license or restrictive covenant that does not materially interfere with the beneficial use, enjoyment, value or utility of the applicable Property,
(viii) any title exception disclosed in the Diligence Materials and (ix) any other Liens or encumbrances that Lender may approve.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any Federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Plan" means an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate during the five-year period ended immediately before the date of this Agreement or to which Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five-year period ended before the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

          "Pre-Existing Collateral" means any New Collateral that is not a Real Estate Parcel and is not Originated Collateral.

          "Preliminary Due Diligence Package" means with respect to any New Collateral, the following due diligence information relating to the New Collateral to be provided by Borrower to Lender pursuant to this Agreement:

               (i) a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable lender would consider material;

               (ii) current rent roll, if applicable;

               (iii)cash flow pro-forma, plus historical information, if
                    available;

               (iv) description of the property (real property, pledged loan or other Collateral);

               (v)  indicative debt service coverage ratios;

               (vi) indicative loan-to-value ratio;

691796.1
                                      -16-

               (vii) term sheet outlining the transaction generally;

               (viii) Borrower's relationship with its potential Obligor; and

               (ix) with respect to any New Collateral that is Pre-Existing
                    Collateral, a list that specifically and expressly identifies any Collateral Loan Documents that relate to such New Collateral but are not in Borrower's possession.

          "Principal Indebtedness" means the principal amount of the Loan outstanding as adjusted by each increase, by additional Advances or otherwise (including Advances made by Lender to protect the Collateral), or decrease in such principal amount of the Loan outstanding, whether as a result of prepayment or otherwise, and at any time equal to the sum of the outstanding Asset-Specific Loan Balances for all the Collateral.

          "Proceeds" shall have the meaning given in the UCC and, in any event, shall include all of Borrower's right, title and interest in and to proceeds, product, offspring, rents, profits or receipts, in whatever form, arising from the Collateral.

          "Property" means any Mortgaged Property or any Real Estate Parcel.

          "Real Estate Parcel" means, at any time, any commercial or multi-family real property that constitutes the Collateral, together with any real or personal property, fixtures, leases and other property or rights pertaining thereto, including, without limitation, any Mortgaged Property acquired by Borrower in foreclosure or by deed-in-lieu of foreclosure in the course of servicing the Collateral, together with any Improvements thereon and any personalty situated thereon.

          "Registered Note" means a note with substantially the same terms (except for principal amount) as the Global Note that Lender has exchanged for all or part of Lender's interest in the Global Note.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

          "Rents" means all income, rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits (other than utility and security deposits) and other benefits from a Property.

          "Security Documents" means this Agreement, the Global Note, any Registered Note, Direct Mortgages, all Collateral Security Instruments and all other agreements, instruments, certificates and documents delivered by or on behalf of Borrower or an Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this

691796.1
                                      -17-

Agreement, or the other documents listed above as same may be amended or modified from time to time.

          "Supplemental Due Diligence List" means, with respect to any New Collateral, information or deliveries concerning the New Collateral that Lender shall request in addition to the Preliminary Due Diligence Package.

          "Survey" means a certified ALTA/ACSM survey of a Property or applicable state standards for the state in which the Collateral is located prepared by a registered Independent surveyor and in form and content satisfactory to the initial Lender and the company issuing the Title Insurance Policy for such Property.

          "Taking" means a taking or voluntary conveyance during the term hereof of all or part of any Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Property or any portion thereof whether or not the same shall have actually been commenced.

          "Title Insurance Policy" means, with respect to any Real Estate Parcel, a mortgagee's title insurance policy or policies issued to Lender by one or more title companies reasonably satisfactory to Lender, which policy or policies shall be in form and substance reasonably acceptable to Lender with such endorsements as Lender shall reasonably require; and with respect to a Collateral Loan, a mortgagee's title insurance policy or policies issued to Borrower and Borrower's successors and/or assigns by one or more title companies reasonably satisfactory to Lender reflecting Borrower's interest in the Collateral Loan.

          "Transaction" means the transaction contemplated by this Agreement and the other Security Documents.

          "Transaction Costs" means all actual out-of-pocket reasonable costs and expenses paid or incurred by Lender and payable by Borrower relating to the Transaction (including legal fees, the Loan Fee and other fees described in Section 5.3(j) hereof); Lender shall endeavor to limit the Transaction Costs associated with each Advance (excluding the initial Advance) to $5,000 but the foregoing shall not limit Borrower's obligations with respect to Transaction Costs or constitute a "cap" on Transaction Costs for any Advance.

          "Transfer" means any transfer, sale, assignment, conveyance or other disposition of all or any portion of any Property or Collateral Loan or other Collateral, except to an Affiliate of Borrower, an Acquisition Entity, a real estate investment trust created by Borrower or the principals of Borrower or through a merger or consolidation of Borrower with or into an unaffiliated third party.

          "UCC" means with respect to any Collateral, the Uniform Commercial Code as in effect on the date hereof in the state where such Collateral is located, as amended from time to time.

691796.1
                                      -18-

          "Underwriting Issues" means, with respect to any Collateral as to which Borrower intends to request an Advance, all material information that has come to Borrower's attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially "negative" factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Collateral Loan Document(s)), to a reasonable institutional mortgage lender in determining whether to originate or acquire the Collateral in question.


                                   ARTICLE II.

                                    THE LOAN

          SECTION 2.1. Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make a Loan to Borrower in the maximum principal amount of the Commitment as a revolving line of credit to be used for the purposes expressly set forth herein. Advances of the Loan shall be funded by either GACC or Affiliates of GACC. Borrower shall be entitled to borrow up to the maximum principal amount of Advances permitted by this Agreement or, at Borrower's option, less than such maximum principal amount.

          SECTION 2.2. The Loan. Each Advance of the Loan shall be made by Lender on an Advance Closing Date subject to the satisfaction of terms and conditions of this Agreement.

          SECTION 2.3. Global Note; Repayment of the Loan. (a) The principal and interest of the Loan shall be evidenced initially by a single Global Note in a principal amount equal to the Commitment, duly executed and delivered by the Borrower, dated the Closing Date (amended and restated as of the Restatement
Date) with a schedule attached thereto which will indicate each Asset-Specific Loan Balance. The Loan may also be evidenced by one or more Registered Notes, as provided in Section 2.11 of this Agreement. The date of each Advance, the initial Asset-Specific Loan Balance for each Collateral Loan funded by such Advance, all principal repayments with respect to each Asset-Specific Loan Balance and the date of such repayments shall be recorded on such schedule and shall be conclusive absent manifest error.

          (b) To the extent not previously paid, the Indebtedness shall become due and payable, and Borrower shall repay the entire outstanding Indebtedness, on the Maturity Date. The Global Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.4 hereof.

          (c) As of the Restatement Date, Lender is cancelling and returning to Borrower the Global Note dated September 30, 1997, and Borrower is executing and delivering to Lender an Amended and Restated Global Note dated as of the Restatement Date, which

691796.1
                                      -19-
evidences the entire Loan, including a continuation of the portion of the Loan that was outstanding before the Restatement Date. In any action to enforce any obligations of Borrower or rights and remedies of Lender under the Loan Documents, it shall not be necessary for Lender to produce or exhibit the Global Note dated September 30, 1997.

          SECTION 2.4. Interest on the Loan. Interest on each Asset-Specific Loan Balance shall accrue during each Interest Accrual Period at the rate of LIBOR plus the then-applicable LIBOR Spread with respect to the related Collateral. The LIBOR Spread for each Asset-Specific Loan Balance shall be adjusted (upwards or downwards) on each Payment Date based on the then-current Advance Rate for the related Collateral.

          SECTION 2.5. Payments and Computations. (a) Borrower shall pay Lender interest at the rate provided in Section 2.4 on each Asset-Specific Loan Balance in arrears on each Payment Date and on the Maturity Date; provided, however, that any interest that Borrower would otherwise be required to pay with respect to an Asset-Specific Loan Balance on the first Payment Date following the related Advance Closing Date shall be paid by Borrower on such Advance Closing Date and not on such first Payment Date.

          (b) Borrower shall repay to Lender on each Payment Date a portion of each Asset-Specific Loan Balance equal to the sum of (a) the amount of any Loss Proceeds with respect to the related Collateral actually received by Borrower during the related Interest Accrual Period and (b) the amount of any principal payment from the related Obligors actually received by Borrower during the related Interest Accrual Period, to the extent that Borrower is not required under the Collateral Loan Documents to reserve, escrow, readvance or apply the amounts in clauses (a) and (b) for the benefit of the Obligors or their Property. Any payment by Borrower under this paragraph shall be accompanied by an amount representing all accrued interest on the principal amount being paid and other amounts then due under the Security Documents.

          (c) Each payment hereunder and under any instrument delivered hereunder shall be made not later than 3:00 p.m. (New York City time) for credit on the day when due in lawful money of the United States to Lender by wire transfer or other immediately available Federal funds or to such other party or location as Lender shall designate in writing from time to time. All rates of interest shall be computed on the basis of a 360-day year, applied to the actual number of days elapsed. All payments made by Borrower hereunder, or by Borrower under the other Security Documents, shall be made irrespective of, and without any deduction for, any set-offs, counterclaims, present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Lender). If required by law and requested by Borrower, Lender shall deliver Form 4224 or Form 1001 (as appropriate) or the equivalent as necessary to permit Borrower to refrain from withholding United States income tax on account of payments made hereunder.

          SECTION 2.6. Overdue Amounts. If Borrower shall default in the payment of any portion of the Indebtedness becoming due hereunder or under any other Security

691796.1
                                      -20-

Document, by acceleration or otherwise, Borrower shall pay interest, to the extent permitted by law, on the outstanding balance of the Loan from the date of such default up to the date of actual payment of such defaulted amount (after as well as before judgment) at the Default Rate.

          SECTION 2.7. Prepayment of Loan. Subject to Section 2.15 of this Agreement, the Loan may be prepaid in full or in part at any time upon two Business Days prior written notice, without any penalty or premium; provided, however, that, any such prepayment shall be accompanied by an amount representing all accrued interest on the principal amount being prepaid and other amounts then due under the Security Documents. Each partial prepayment that is voluntary (as opposed to mandatory under the terms of this Agreement) shall be in an amount of not less than One Hundred Thousand Dollars ($100,000). Each voluntary prepayment shall be applied to reduce any Asset-Specific Loan Balance as designated by Borrower in writing to Lender.

          SECTION 2.8. Extension of the Maturity Date. (a) Borrower shall have the right (i) to extend the Maturity Date of the Loan from the original Maturity Date to the date immediately preceding the second anniversary of the Restatement Date, (ii) if Borrower has extended the Maturity Date pursuant to clause (i) of this paragraph, to extend the Maturity Date a second time to the date immediately preceding the third anniversary of the Restatement Date, and (iii) if Borrower has extended the Maturity Date pursuant to clause (ii) of this paragraph, to extend the Maturity Date a third time to the date immediately preceding the fourth anniversary of the Restatement Date, upon satisfaction of each of the following conditions, separately (and in each instance) as to each exercise of such right:

               (i) Borrower shall have given written notice to Lender not less than sixty (60) days nor more than one hundred eighty (180) days before the then-current Maturity Date (before giving effect to the proposed extension) of its election to extend the Maturity Date;

               (ii) the chief financial officer of the Borrower shall certify to Lender in substantially the form attached hereto as Exhibit 2.8 that
          (x) Borrower is in material compliance with all of the non-monetary covenants and other provisions of this Agreement and the other Security Documents, and is in full compliance with all monetary obligations and covenants under the Credit Agreement and the other Security Documents, (y) since the Closing Date there has been no event or occurrence having a Material Adverse Effect;

               (iii) no material Default or Event of Default shall have occurred and be continuing on the then-current Maturity Date (before giving effect to the proposed extension).

          (b) Effect of Extension. If the term of the Loan is extended pursuant to the provisions of this Section 2.8, then all the other terms and conditions of this Agreement and the other Security Documents shall remain in full force and effect and unmodified.


691796.1
                                      -21-

          SECTION 2.9. Mandatory Prepayment. Upon (i) the payment in full of or a discounted payoff by an Obligor (consistent with the terms of this Agreement) in full satisfaction of any Collateral, (ii) a Transfer of any Collateral or
(iii) Lender's reasonable determination in writing to Borrower that any of the representations and warranties Borrower made, or any Diligence Materials Borrower provided, with respect to any Collateral is materially untrue or contains a material omission of fact, Borrower shall, at Lender's request, pay Lender in full the Asset-Specific Loan Balance for such Collateral together with all accrued interest on the principal amount being paid and other amounts then due under the Security Documents.

          SECTION 2.10. Release of Collateral. Provided that no uncured Default or Event of Default shall exist (other than one that (a) relates solely to the Collateral to be released and (b) will be cured simultaneously with such release) and that Borrower shall have paid all sums then due under the Loan other than the Principal Indebtedness, upon (i) Borrower's payment in full of the Asset-Specific Loan Balance with respect to a portion of the Collateral and
(ii) receipt by Lender of a written request for the release of such Collateral, Lender shall as soon as practicable release (and Lender shall reasonably cooperate with Borrower to facilitate reasonable escrow arrangements to facilitate a simultaneous release of) the related Collateral Loan Documents and the related Collateral and any liens related thereto to Borrower or, to the extent necessary to facilitate future savings of mortgage tax in states that impose mortgage taxes, assign such liens as Borrower shall request; provided, that any such assignments shall be without recourse, representation, or warranty of any kind, except that Lender shall represent and warrant that such lien has not been previously assigned. Lender shall with reasonable promptness execute any document or instrument necessary to effectuate such release or assignment.

          SECTION 2.11. Registered Notes. At any time or from time to time, Lender may exchange interests in the Global Note, in whole or in part, for Registered Notes with substantially the same terms (except for principal amount) as the Global Note. Registered Notes shall be issued in the name of Lender in the initial principal amount requested by Lender and Lender shall make appropriate notations on the Global Note to reflect the reduced aggregate principal amount of the Global Note in an amount equal to such initial principal amount of such Registered Note. No such exchange of a beneficial interest shall be effective absent such notation. Upon Borrower's receipt of a copy of the Global Note containing such notation, Borrower shall execute and deliver the Registered Notes to Lender. All Registered Notes issued upon any exchange of interests in the Global Note for a Registered Note shall be the valid obligations of Borrower evidencing the same debt, and entitled to the same rights and benefits, as the Global Note under this Agreement, and any reference to the Global Note in any of the Security Documents shall be deemed to also refer to such Registered Notes.

          SECTION 2.12. Hedge Agreements. This paragraph applies only as to Asset-Specific Loan Balances for which GACC is Lender and has no application to any Asset-Specific Loan Balance for which any Affiliate of GACC is Lender. Borrower shall provide to Lender the material terms of any Hedge Agreement that Borrower proposes entering into with any counterparty other than an Affiliate of Lender. Lender or any of its Affiliates shall have

691796.1
                                      -22-
one (1) Business Day from the date of receipt of notice from Borrower of such terms to offer to Borrower a Hedge Agreement on the same or better terms as the terms offered to Borrower. If Lender or any of its Affiliates shall offer to Borrower a Hedge Agreement with the same or better terms as the terms offered to Borrower, then Borrower shall enter into such Hedge Agreement with Lender or its Affiliate, as the case may be, and not with the counterparty originally contemplated, provided that Lender or its Affiliate is able to execute and deliver to Borrower the Hedge Agreement within substantially the same time period as the counterparty originally proposed by Borrower would have been able to execute and deliver to Borrower the Hedge Agreement.

          SECTION 2.13. Adverse Events Regarding LIBOR. If Lender determines on any Interest Determination Date (which determination shall be conclusive and binding upon Borrower) that (i) dollar deposits in an amount approximately equal to the portion of the Principal Indebtedness for the related Interest Accrual Period or LIBOR Contract Period are not generally available at such time in the London interbank eurodollar market for deposits in eurodollars, (ii) the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining an interest rate equal to LIBOR plus the LIBOR Spread on the Loan in such market for such Interest Accrual Period or LIBOR Contract Period, (iii) an interest rate equal to LIBOR plus the LIBOR Spread would be in excess of the maximum interest rate which Borrower may by law pay,
(iv) the introduction of or any change after the date hereof in any law, regulation or treaty, or in the interpretation thereof after the date hereof by any governmental authority charged with the administration or interpretation thereof, has made it unlawful for Lender to maintain the Loan at an interest rate equal to LIBOR plus the LIBOR Spread, or to fund Advances at such interest rate or (v) Lender is unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) of the definition of "LIBOR" in this Agreement, then, in any such event, Lender shall so notify Borrower, whereupon (other than as to the event described in clause "ii") every reference to LIBOR shall automatically convert to a reference to an annual rate of interest equal to the LIBOR Substitute Rate. Notwithstanding the foregoing, if Lender makes a determination pursuant to the foregoing clause "ii," then every reference to LIBOR shall be adjusted, in a manner reasonably satisfactory to Lender, so as to adequately and fairly reflect the cost to Lender of maintaining an interest rate as described in such clause (ii).

          SECTION 2.14. Increased Costs and Capital Adequacy.

          (a) Borrower recognizes that the cost to Lender of maintaining the Loan or any portion thereof may fluctuate and Borrower agrees to pay Lender additional amounts to compensate Lender for its actual costs incurred (to the extent in excess of such costs as of the date hereof) in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable as a result of:

                    (i) any change after the date hereof in any applicable law, regulation or treaty, or in the binding interpretation or administration thereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or by any domestic or foreign court, (A) changing the basis of

691796.1
                                      -23-
taxation of payments to Lender (other than taxes imposed on all or any portion of the overall net income of Lender by the State of New York or the United States or by any political subdivision or taxing authority of the State of New York or the United States or by any foreign government or political subdivision); (B) imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by, Lender; or
(C) imposing on Lender or the London interbank eurodollar market any other condition affecting the Loan; provided that the result of the foregoing is to increase the cost over and above what such costs are as of the date hereof to Lender of maintaining the Loan or to reduce the amount of any sum received or receivable by Lender under the Security Documents (whether principal, interest or otherwise), but without duplication for payments required under subsection
(ii) below; or

                    (ii) the imposition of, or a change in, or the actual maintenance by Lender of, reserves in accordance with reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States.

          (b) If Lender shall determine that the application of any law, rule, regulation or guideline adopted or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption of any other law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing, or in the interpretation or administration thereof by any domestic or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or an Affiliate of Lender with any binding request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on Lender's capital to a level below that which Lender would have achieved but for such application, adoption, change or compliance (taking into consideration the policies of Lender with respect to capital adequacy), then, from time to time Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction with respect to any portion of the Loan outstanding.

          (c) Any amount payable by Borrower pursuant to subsection (a) or subsection (b) of this Section 2.14 shall be paid to Lender within five (5) Business Days of receipt by Borrower of a certificate signed by an officer of Lender setting forth in reasonable detail the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period.


691796.1
                                      -24-

          SECTION 2.15. Funding Losses.

          (a) Borrower shall pay to Lender, within five (5) Business Days after request, such amounts as shall, in the determination of Lender, compensate Lender for any Funding Losses.

          (b) Lender shall deliver to Borrower a statement setting forth the amount and basis of determination of any Funding Loss, it being agreed that such statement and the method of calculation shall be conclusive and binding on Borrower, absent manifest error. In addition, in the event Borrower provides Lender not less than forty-five (45) Business Days prior written notice of a proposed voluntary prepayment hereunder, Lender shall deliver to Borrower a non-binding good faith estimate of the applicable components and amount of Funding Losses which would be incurred by Borrower if Borrower were to make a voluntary prepayment hereunder; provided, however, that Borrower shall remain liable for all Funding Losses shown on the statement referred to in the first sentence of this subsection (b), notwithstanding such good faith estimate.

          (c) In lieu of prepaying the Loan when and as otherwise required or permitted by this Agreement, Borrower may on any Business Day (a "Deposit Funding Date") instead deposit with Lender an amount equal to the applicable prepayment, to be held by Lender (the"Prepayment Deposit") until such date as application of the Prepayment Deposit on account of the Loan would not cause Lender to suffer Funding Losses (the "Deposit Application Date"). Any Prepayment Deposit held by Lender shall: (a) constitute additional security for the Loan, for which the parties shall enter into such security documents (and account establishment and administration documents) as Lender shall require; (b) be held by Lender in an interest-bearing account selected and controlled solely by Lender, interest on which shall be added to principal and applied in the same manner as principal; (c) at Lender's option, be accompanied by a payment (as estimated by Lender) equal to the difference between the interest to be earned on the Prepayment Deposit and the interest that will accrue on a portion of the Loan equal to the Prepayment Deposit during the period from the Deposit Funding Date to the Deposit Application Date; (d) with respect to the Collateral, entitle Borrower to the same rights and benefits (including the right to releases) that would have been available to Borrower if Borrower had prepaid the Loan (and designated Asset-Specific Loan Balance(s)) by an amount equal to the Prepayment Deposit; and (e) be applied on account of the Loan (principal and interest) on the Deposit Application Date.

          SECTION 2.16. Form of Payment. Principal, interest, and all other sums payable under this Agreement and the other Security Documents shall be paid in lawful money of the United States in immediately available funds, free and clear of, and without deduction or offset for, any present or future taxes, levies, imposts, charges, withholdings, or liabilities with respect thereto, and free and clear of any other defenses, offsets, set-offs, claims, counterclaims, credits or deductions of any kind.


691796.1
                                      -25-

                                   ARTICLE III.

                               COLLATERAL SECURITY

          SECTION 3.1. In General. The Loan shall be secured by the Collateral Loans and other Collateral as described in the Security Documents and is entitled to the benefits thereof. Borrower shall duly execute and deliver the Security Documents, all in form and substance satisfactory to Lender, as may be reasonably required by Lender to grant to Lender a valid, perfected and enforceable first priority lien on and security interest in the Collateral Loans and other Collateral. Notwithstanding that this Agreement provides for separate calculations as to each Asset-Specific Loan Balance, the Loan constitutes one indebtedness, secured in its entirety by all Collateral. Any Default or Event of Default relating to any one Collateral shall constitute a Default or Event of Default relating to all Collateral.

          SECTION 3.2. Filing and Recording. Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of Lender, and take such other actions as Lender may reasonably request, in order to perfect and protect the liens of Lender in the Collateral Loans and other Collateral.


                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES


          SECTION 4.1. General. Borrower represents and warrants to Lender (which representations and warranties shall survive execution and delivery of this Agreement and the making of the Loan) that, as of the date hereof, both before and after giving effect to the consummation of the Transactions on the Closing Date, each of which representations and warranties Borrower hereby reaffirms and restates as of the Restatement Date:

          (a) Organization and Legal Existence. Borrower is a trust duly formed and validly existing under the laws of the State of California, has the requisite trust power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where such qualification is required. Borrower has the trust power to execute, deliver and perform its obligations under this Agreement and the other Security Documents to which it is a party, and to borrow hereunder and to execute and deliver the Global Note.

          (b) Authorization. The execution, delivery and performance by Borrower of this Agreement and each of the other Security Documents to which it is a party, the borrowings hereunder by Borrower, the execution and delivery by Borrower of the Global Note, the grant of security interests in the Collateral Loans and other Collateral created by the Security Documents (i) have been duly authorized by all requisite trust action and (ii) will not violate (A) any provision of law, statute, rule or regulation or the declaration of trust, or the by-laws of Borrower, (B) any order of any court, or any rule, regulation or order of any other

691796.1
                                      -26-
agency of government binding upon Borrower, or (C) any provisions of any material indenture, agreement or other instrument to which Borrower, or any of its respective properties or assets are or may be bound or (iii) will not be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any material trust indenture, agreement or other instrument referred to in Section 4.1(b)(ii)(C) above.

          (c) Governmental Approvals. No registration or filing (other than the filings necessary to perfect the liens created by the Security Documents) with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required by Borrower in connection with the Loan, other than any which have been made or obtained.

          (d) Binding Effect. This Agreement and each of the other Security Documents to which Borrower is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar debtor/creditor laws and general principles of equity and public policy. This Agreement, the Global Note and the other Security Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower (including the defense of usury), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (e) Litigation; Compliance with Laws; etc. Except as set forth in
Schedule 4.1(e) annexed hereto, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any senior officer threatened against or affecting Borrower or the businesses, assets or rights of Borrower (A) which involve any of the Transactions, (B) which relate, directly or indirectly, to any Collateral Loan or other Collateral or (C) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of any Borrower to conduct business substantially as now conducted, or have a Material Adverse Effect.

          (f) Taxes. Borrower has filed or caused to be filed (or requested an extension for filing of) all Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof. Borrower has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it.

          (g) Employee Benefit Plans. With respect to the provisions of ERISA:

               (i) No reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, has occurred or is continuing with respect to any Plan.


691796.1
                                      -27-

               (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

               (iii) Neither Borrower nor any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Plan subject to the provisions of Section 4064(a) of ERISA to which Borrower or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

          (h) No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of Borrower to Lender in connection with this Agreement, the Security Documents, or any other loan documents or included therein, contained when furnished to Lender or contains on the date hereof to the best of Borrower's knowledge any material omission of fact or misstatement of fact. There is no fact that has not been disclosed to Lender that is likely to result in a Material Adverse Effect.

          (i) Investment Company Act; Public Utility Holding Company Act. Borrower is not (a) an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940 (b) a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to any other federal or state law or regulation that purports to restrict or regulate its ability to borrow money in accordance with this Agreement.

          (j) Agreements. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Collateral is bound that is reasonably likely to have a Material Adverse Effect. Borrower is not a party to any agreement or instrument or subject to any restriction that is reasonably likely to have a Material Adverse Effect.

          (k) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. To the best knowledge of Borrower, no Person is contemplating the filing of any such petition against it.

691796.1
                                      -28-

          (l) Solvency. Giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets exceeds and shall, immediately following the making of the Loan, exceed Borrower's total liabilities (including subordinated, unliquidated, disputed and contingent liabilities). The fair saleable value of Borrower's assets is and shall, immediately following the making of the Loan, be greater than Borrower's probable liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). Borrower's assets do not and, immediately following the making of the Loan shall not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it shall, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

          (m) Compliance. Borrower is in compliance with all applicable Legal Requirements, except for noncompliance that is not reasonably likely to have a Material Adverse Effect. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority except for defaults or violations that are not reasonably likely to have a Material Adverse Effect.

          (n) Status of Loan. As of the Restatement Date, Borrower acknowledges as follows:

               o The outstanding principal balance of the Loan is $40,864,000, consisting of the following Asset-Specific Loan Balances at the following LIBOR
Spreads:

Description of Collateral                    Asset-Specific Loan Balance               LIBOR Spread
1325 Avenue of the Americas                  $15,000,000                               185 bp
277 Park Avenue                               $9,715,000                               185 bp
Apparel Center                                $8,649,000                               185 bp
BMW Building                                  $7,500,000                               195 bp
===========================================  ========================================  =====================


               o Borrower has no defenses, claims, offsets, or setoffs against Borrower's obligations under the Loan.

               o There have been no oral modifications or waivers of Borrower's obligations under the Loan, the Loan Documents, or the Security Documents.

               o Except as set forth in the notes accompanying the definition of the term "Loan Fee" herein (i.e., the fact that the principal balance of the Loan briefly exceeded $75,000,000 but Lender waived payment of the installment of the Loan Fee that was payable at such time) any waivers previously granted by Lender do not modify this Agreement, and Lender shall be free to prospectively enforce the requirements of this Agreement, in accordance with their express terms, at any time.


691796.1
                                      -29-

          SECTION 4.2. Collateral. Borrower represents and warrants to Lender (which representations and warranties shall survive execution and delivery of this Agreement and the making of the Loan) that, as of each Advance Closing Date, both before and after giving effect to the consummation of the Advance on such Advance Closing Date:

          (a) Title. Borrower is the legal and beneficial owner of, and has good and indefeasible title to, the Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by the Security Documents and as otherwise approved by Lender in writing prior to making an Advance against the Collateral.

          (b) Collateral Loan Documents. All of the Collateral Loan Documents to the best knowledge of Borrower (i) have been duly authorized, executed and delivered by the parties thereto, (ii) have been made in compliance with all requirements of applicable laws and regulations, and (iii) are valid, binding and enforceable in accordance with their terms, without offset or defense of any kind against Borrower.

          (c) No Material Misstatements. To the best of Borrower's knowledge, no Diligence Material or other information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of Borrower to Lender in connection with any Collateral, this Agreement, the Security Documents, or included therein, contained when furnished to Lender or contains on the related Advance Date any material omission of fact or misstatement of fact. There is no fact that has not been disclosed to Lender that, to the best of Borrower's knowledge, is an Underwriting Issue or is likely to result in a Material Adverse Effect.

          (d) Officer's Certificate. The Officer's Certificate furnished to Lender in connection with each Advance is true and correct in all respects and, to the best of Borrower's knowledge, contains no misstatement of fact or material omission of fact.

          (e) Collateral Loan Documents. Borrower has furnished to Lender originals or true and correct copies of all the Collateral Loan Documents.

          SECTION 4.3. Lender's Acknowledgement. Lender acknowledges to Borrower that, as of the Restatement Date, both before and after giving effect to the consummation of the Transactions on the Restatement Date, to the best of Lender's knowledge, Borrower is not in default with respect to its obligations under this Agreement and the Collateral Security Instruments.


691796.1
                                      -30-

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

          SECTION 5.1. Initial Closing. The obligations of Lender under this Agreement are subject to the following conditions precedent:

          (a) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Security Documents, shall be true and correct in all material respects.

          (b) Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after consummation of the transactions on the Closing Date.

          (c) Lender shall have received the favorable written opinion of counsel for the Borrower, dated the Closing Date, addressed to Lender in form reasonably approved by Lender.

          (d) Lender shall have received the Organizational and Authority Documents.

          (e) Lender shall have received the Global Note duly executed by Borrower, payable to its order.

          (f) Lender shall have received certificates satisfactory to Lender of a UCC Reporter Service, listing all effective financing statements which name, as debtor, Borrower and which are filed in the appropriate offices in the states in which are located the chief executive office of Borrower and its Affiliates.

          (g) Lender shall have received the results of a search of tax and other liens, and judgments and of the UCC filings made with respect to Borrower in the jurisdictions in which it is doing business and/or in which any UCC filings have been made against Borrower.

          (h) Borrower shall have paid Lender the Loan Fee with respect to the execution of this Agreement.

          (i) Borrower shall have paid all Transaction Costs for which bills have been submitted.

          SECTION 5.2. Preliminary Approval of New Collateral. (a) Borrower may, from time to time, submit to Lender a Preliminary Due Diligence Package for Lender's review and approval in order to receive an Advance with respect to any New Collateral that Borrower proposes to be included as Collateral under the Loan.


691796.1
                                      -31-

          (b) Upon Lender's receipt of a complete Preliminary Due Diligence Package, Lender, within two (2) Business Days, shall have the right to request, in Lender's sole and absolute discretion, additional diligence materials and deliveries that Lender shall specify on a Supplemental Due Diligence List. Upon Lender's receipt of all of the Diligence Materials or Lender's waiver thereof, Lender, within two (2) Business Days, shall either (i) notify Borrower of the Maximum Advance Rate and the Asset Value for the New Collateral or (ii) deny, in Lender's sole and absolute discretion, Borrower's request for an Advance. Lender's failure to respond to Borrower within two (2) Business Days shall be deemed to be a denial of Borrower's request for an Advance, unless Lender and Borrower have agreed otherwise in writing.

          SECTION 5.3. Final Approval of New Collateral. Upon Lender's notification to Borrower of the Maximum Advance Rate and the Asset Value for any New Collateral, Borrower shall, if Borrower desires to obtain one or more Advances secured by such New Collateral, satisfy the conditions set forth below (in addition to satisfying the conditions precedent to obtaining each advance, as set forth in Section 5.4 of this Agreement) as a condition precedent to Lender's approval of such New Collateral as Collateral, all in a manner reasonably satisfactory to Lender and pursuant to documentation reasonably satisfactory to Lender:

          (a) Delivery of Collateral Loan Documents. Borrower shall deliver to
Lender: (i) with respect to New Collateral that is Pre-Existing Collateral, each of the Collateral Loan Documents, except Collateral Loan Documents that Borrower expressly and specifically disclosed in Borrower's Preliminary Due Diligence Package were not in Borrower's possession; and (ii) with respect to New Collateral that is Originated Collateral, each of the Collateral Loan Documents.

          (b) Environmental and Engineering. Lender shall have received an Environmental Report and an Engineering Report, each in form satisfactory to Lender, by a previously approved Engineer or Environmental Consultant.

          (c) Appraisal. Lender shall have received either an Appraisal or a Draft Appraisal, each by a previously approved Appraiser. If Lender receives only a Draft Appraisal prior to making the Advance, Borrower shall deliver an Appraisal by a previously approved Appraiser on or before thirty (30) days after the Advance Closing Date.

          (d) Insurance. With respect to New Collateral that is a Real Estate Parcel and, to the extent compliance with this paragraph would not impose a significant additional expense on Borrower, with respect to all other New Collateral, Lender shall have received certificates or other evidence of insurance demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Collateral Loan Documents or the Security Documents. Such certificates or other evidence shall indicate that Lender, in the case of a Real Estate Parcel, or Borrower, in the case of Mortgaged Property, will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such

691796.1
                                      -32-
additional insured with respect to the property policies required to be maintained under the Collateral Loan Documents.

          (e) Survey. Lender shall have received (i) with respect to New Collateral that is a Real Estate Parcel, a current Survey of such Real Estate Parcel in a form satisfactory to Lender and (ii) with respect to all other Collateral, all surveys of the related Property that are in Borrower's possession.

          (f) Lien Search Reports. Lender or Lender's counsel shall have received, as reasonably requested by Lender, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies acceptable to Lender with respect to the Collateral, Borrower and Obligor, such searches to be conducted in each location Lender shall reasonably designate.

          (g) Opinions of Counsel. Lender shall have received from counsel to Borrower its legal opinion as to the enforceability of the Security Documents, and (at Lender's option) an opinion from local counsel where the applicable Property is located. Such legal opinions shall be addressed to Lender and its successors and assigns, dated the Advance Closing Date, and in form and substance reasonably satisfactory to Lender.

          (h) Additional Real Estate Matters. Borrower shall have delivered to Lender (x) with respect to New Collateral that is not a Real Estate Parcel, to the extent in Borrower's possession and (y) with respect to all New Collateral that is a Real Estate Parcel, such other real estate related certificates and documentation as may have been requested by Lender, such as: (i) certificates of occupancy and letters certifying that the Property is in compliance with all applicable zoning laws, each issued by the appropriate Governmental Authority and (ii) abstracts of all Leases in effect at the Property and estoppel certificates, in form and substance acceptable to Lender, from any ground lessor and from any tenant that occupies 5% or more of the rentable space at the Property, and in any event from tenants whose occupancies aggregate not less than 70% of the occupied rentable square footage at the Property.

          (i) Disbursement Instructions. Borrower shall have executed and delivered to Lender a disbursement authorization letter with respect to the disbursement of the proceeds of the Loan on the Advance Closing Date, in form and substance satisfactory to Lender.

          (j) Other Documents. Lender shall have received such other documents as Lender or its counsel shall reasonably deem necessary.

          Within two (2) Business Days of Borrower's satisfaction of the conditions enumerated in Sections 5.3(a) through (j), Lender shall either (i) if the Collateral Loan Documents or the Security Documents with respect to the New Collateral are not reasonably satisfactory in form and substance to Lender, notify Borrower that Lender has not approved the New Collateral as Collateral or
(ii) notify Borrower that Lender has approved the New Collateral as Collateral. Lender's failure to respond to Borrower within two (2) Business Days

691796.1
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



shall be deemed to be a denial of Borrower's request that Lender approve the New Collateral, unless Lender and Borrower have agreed otherwise in writing.

          SECTION 5.4. Conditions Precedent to Disbursements of Advances. If Borrower desires to obtain an Advance secured by Collateral that has been approved by Lender pursuant to Sections 5.2 and 5.3 of this Agreement, Borrower shall satisfy the conditions set forth below as a condition precedent to obtaining such Advance:

          (a) Security Documents. Borrower shall have executed and delivered to Lender (i) with respect to New Collateral that is a Real Estate Parcel, the Mortgage Security Documents and (ii) with respect to all other New Collateral, the Collateral Loan Documents (or other pledges, if the nature of the Collateral so requires, in form and substance satisfactory to Lender) and all other Security Documents perfecting Lender's first priority security interest therein (and in any hedge agreements held by Borrower with respect thereto), each of which shall contain such representations and warranties concerning the New Collateral and such other terms as shall be reasonably satisfactory to Lender.

          (b) Certificates. Lender shall have received an Officer's Certificate from an officer of Borrower.

          (c) Title Insurance Policy. With respect to any Real Estate Parcel, Lender shall have received (a) an unconditional commitment (in form and substance reasonably satisfactory to Lender) to issue Title Insurance Policies in favor of Lender with respect to the related Real Estate Parcel with an amount of insurance equal to the related Asset-Specific Loan Balance (taking into account the proposed Advance) or such other amount as Lender shall reasonably require and (b) such endorsements to the Title Insurance Policy as Lender may reasonably require. With respect to a Collateral Loan, Borrower shall have received (a) an unconditional commitment to issue Title Insurance Policies in favor of Borrower and Borrower's successors and/or assigns with respect to the related Property with an amount of insurance equal to the related Asset-Specific Loan Balance (taking into account the proposed Advance) or such other amount Lender shall reasonably require or (b) an endorsement (or confirmatory letter from the existing title company) to the existing Title Insurance Policy in favor of Borrower and Borrower's successors and/or assigns that amends the existing Title Insurance Policy by stating that the amount of insurance is equal to the related Asset-Specific Loan Balance (taking into account the proposed Advance) or such other amount or title coverage as Lender shall reasonably require.

          (d) No Default or Event of Default. No Event of Default or material Default shall have occurred and be continuing on such date either before or after giving effect to the making of the Advance.

          (e) Drawdown Fee and Loan Fee. Borrower shall have paid Lender (i) a Drawdown Fee calculated on the amount of the Advance then being disbursed and
(ii) with respect to the first Advance after the date hereof that causes the Principal Indebtedness to be greater than or equal to Seventy-Five Million Dollars ($75,000,000) or greater than or equal to

691796.1
                                      -34-

One Hundred Fifty Million Dollars ($150,000,000), the portion of the Loan Fee payable with respect to such Advance (as set forth in the definition of Loan
Fee). Notwithstanding the foregoing, if Borrower repays all or a portion of an amount advanced against an asset constituting the Collateral and then requests an additional Advance against the asset in question, the Drawdown Fee shall not be payable for the portion of such subsequent Advance that does not exceed the sum of all amounts so repaid from time to time.

          (f) Other Documents. Lender shall have received such other documents as Lender or its counsel shall reasonably deem necessary.

          (g) Transaction Costs. Borrower shall have paid all Transaction Costs for which bills have been submitted.

          Within two (2) Business Days of Borrower's satisfaction of the conditions enumerated in Sections 5.4(a) through (h), Lender shall make an Advance to Borrower in any amount requested by Borrower in writing; provided, however, that Lender shall not make an Advance (i) in an amount that would cause the related Asset-Specific Loan Balance to exceed the product of the related Maximum Advance Rate and the related Collateral's Asset Value and (ii) with respect to the initial Advance made with respect to an asset constituting the Collateral, in an amount that exceeds the product of the related Maximum Advance Rate and the lesser of (x) such asset's Asset Value and (y) the price at which Borrower acquired such asset.

          SECTION 5.5. Redetermination of Advance Rate; Margin Call. Lender shall have the right to recalculate the Asset Value of each asset constituting the Collateral at any time and from time to time throughout the term of the Loan. Lender's failure, for any period, to so recalculate the Asset Value of any Collateral shall not be deemed a waiver of Lender's right to recalculate the Asset Value of such Collateral at any later date. If at any time Lender has recalculated the Asset Value of any Collateral, and as a result of such recalculation the Advance Rate applicable to such Collateral has increased as against the Advance Rate for such Collateral immediately before such recalculation (the "Redetermined Advance Rate"), then Lender shall have the right to so notify Borrower (such notice, an "Advance Rate Increase Notice"). Within five (5) Business Days after Borrower's receipt of any Advance Rate Increase Notice (the "Margin Call Period"), Borrower shall do any one of the following, to the extent permitted:

          (a) So long as the Redetermined Advance Rate for the Collateral does not exceed the Maximum Advance Rate for such Collateral, Borrower may agree to (and, unless Borrower has within the Margin Call Period prepaid the Loan or provided additional Collateral as provided for below, Borrower shall be deemed to have agreed to) an adjustment of the LIBOR Spread (reflecting the Redetermined Advance Rate) as to the Asset-Specific Loan Balance corresponding to such Collateral; or

          (b) If the Redetermined Advance Rate for the Collateral exceeds the Maximum Advance Rate for such Collateral, Borrower shall either: (i) prepay a portion of the Asset-Specific Loan Balance for the affected Collateral so that the then-current Advance Rate

691796.1
                                      -35-
for such Collateral (after such prepayment) shall not exceed such Collateral's Maximum Advance Rate or (ii) deliver to Lender additional Collateral, satisfactory to Lender and validly pledged to Lender to further secure the Loan (and the Asset-Specific Loan Balance affected by the Redetermined Advance Rate), so that after taking into account such additional Collateral, the Advance Rate as to the affected Collateral shall not exceed the Maximum Advance Rate of such Collateral.


                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

          Borrower covenants and agrees with Lender that, so long as this Agreement shall remain in effect or the principal of or interest on the Global Note, or any fee, expense or other obligation payable hereunder or in connection with any of the Transactions contemplated hereby, shall be unpaid:

          SECTION 6.1. Financial Covenants. (a) Borrower shall at all times, as evidenced by its public financial documents, comply with the financial covenants set forth below:

          (i) Borrower shall maintain at all times a net worth of not less than Eighty Five Million Dollars ($85,000,000) as determined in accordance with GAAP;

          (ii) Borrower shall maintain at all times a ratio of earnings before interest, taxes, depreciation and amortization to interest expense of not less than 1.35:1; and

          (iii)Borrower shall maintain at all times a ratio of debt-to-equity of not greater than 5:1.

          (b) It is expressly agreed and understood by Lender, that Borrower, from time to time, shall be permitted to obtain financing from sources other than Lender on a secured, unsecured, guaranteed or non-recourse basis; provided, that, each of the financial covenants set forth in Section 6.1(a) above was satisfied at the time of any such borrowing. In addition, if Lender elects not to make an Advance against a particular individual asset under Section 5.2 hereof, Borrower shall be permitted to obtain financing from any third party lender for such individual asset without any further obligations to Lender.

          SECTION 6.2. Financial Statements, Reports, etc. Borrower agrees to promptly deliver to Lender all publicly filed financial information when and to the extent same is available to the general public. In addition to such public financial information, Borrower shall also provide the following financial information:

691796.1
                                      -36-

          (i) within thirty (30) days following the end of each calendar month, the Monthly Statement;

          (ii) within forty-five (45) days following the end of each quarter, a status report with respect to such quarter which describes the cumulative sources and uses of the funds for the immediately preceding calendar quarter on each asset pledged under this Agreement and a detailed report in a form reasonably satisfactory to Lender;

          (iii)within forty-five (45) days following the end of each quarter, a certificate from an officer of Borrower in form and substance reasonably satisfactory to Lender that there has been no Event of Default and no Material Adverse Effect;

          (iv) within fifteen (15) Business Days after Lender's request, such further information with respect to the operation of any Real Estate Parcel, the Collateral, the financial affairs of Borrower and any Plan and Multiemployer Plan as may be requested by Lender, including all business plans prepared by or for Borrower;

          (v) upon Lender's request, a copy of any financial or other report Borrower shall receive from an Obligor within fifteen (15) days after Borrower's receipt thereof; and

          (v)  such other reports as Lender shall reasonably require.

          SECTION 6.3. Legal Existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

          SECTION 6.4. Businesses. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights and licenses material to the conduct of its businesses; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance with which would have a Material Adverse Effect.

          SECTION 6.5. Insurance. Borrower shall provide, maintain and keep in force (or shall cause the Acquisition Entities to provide, maintain and keep in force) insurance on the Real Estate Parcels at all times in commercially reasonable amounts by financially sound

691796.1
                                      -37-
and reputable insurers, to such effects and against such risks, and maintain liability and such other insurance as Lender may reasonably require from time to time.

          SECTION 6.6. Taxes. Borrower will pay all Impositions and other prior charges and Liens now or hereafter assessed or liened on or levied against the Borrower either directly or indirectly through an Acquisition Entity when and as the same become due and payable.

          SECTION 6.7. Environmental Laws. Borrower shall comply, and cause each of the Acquisition Entities to comply, in all material respects with the provisions of all Environmental Laws, and shall keep the Real Estate Parcels free of any Lien imposed pursuant to any Environmental Law. Borrower shall not cause or suffer or permit the Real Estate Parcels to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of the Acquisition Entities, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law.

          (a) Without in any way limiting the scope of Section 10.4 hereof and in addition to any obligations thereunder, Borrower hereby indemnifies and agrees to hold Lender and Lender's Affiliates, successors and assigns harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of the subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which a Real Estate Parcel is located provide that a Lien upon such Real Estate Parcel may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than sixty (60) days after notice that a Release has occurred is given by Lender to Borrower, Borrower shall deliver to Lender a report issued by a qualified third-party engineer assessing the existence and extent of any Hazardous Materials located upon or beneath the specified Property. To the extent any Hazardous Materials located therein or thereunder either subject the Real Estate Parcel to lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of Borrower hereunder.

          (b) In the event that any remedial work is required to be performed by Borrower or any Acquisition Entity under any applicable Environmental Law, any judicial order, or by any Governmental Entity, Borrower or Acquisition Entity shall commence all such remedial work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such remedial work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders.

          (c) The provisions of and undertakings and indemnification set forth in this Section 6.7 shall survive for five (5) years after the later to occur of the satisfaction and payment of the Indebtedness and termination of this Agreement.


691796.1
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



          SECTION 6.8. Termination of Property Managers. During the continuance of an Event of Default, Lender may instruct Borrower to remove the property manager with respect to any or all of the Real Estate Parcels and to designate a replacement property manager acceptable to Lender, and Borrower shall so remove the property manager(s) and so designate replacement(s).

          SECTION 6.9. Perform Collateral Loan Documents. Borrower shall observe, perform and satisfy all the material terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all Impositions, costs, fees and expenses required to be paid by it, under the Collateral Loan Documents.

          SECTION 6.10. Notice of Default. Borrower shall promptly advise
Lender in writing of any litigation or change in Borrower's condition, financial or otherwise, that is reasonably likely to have a Material Adverse Effect, or of the occurrence of any material Default or Event of Default.

          SECTION 6.11. Cooperation. Borrower shall reasonably cooperate with Lender (i) with respect to any proceedings before any Governmental Authority that may in any way materially affect the rights of Lender under any of the Collateral Loan Documents or the Security Documents and (ii) in obtaining the benefits of any Loss Proceeds lawfully or equitably payable to Borrower or Lender in connection with any Collateral or any Property.

          SECTION 6.12. Foreclosure by Borrower. Upon Borrower's acquisition of title to any Mortgaged Property pursuant to a foreclosure or acceptance of a deed-in-lieu of foreclosure or otherwise, Borrower shall either (i) (x) record and then deliver to Lender a Direct Mortgage to secure the Loan from Lender in an amount equal to the Principal Indebtedness or such lesser amount as Lender shall specify together with all necessary UCC financing statements relating to the perfection of Liens on personalty situated on such Mortgaged Property, and
(y) provide to Lender a marked up commitment to issue a Title Insurance Policy for the benefit of Lender (showing no exceptions to title other than those to which the original Collateral Loan was subject) in an amount not less than the related Asset- Specific Loan Balance and a legal opinion from counsel satisfactory to Lender and addressed to Lender, to the effect that such Direct Mortgage is binding and enforceable in accordance with its terms, in each case in form and substance reasonably satisfactory to Lender or (ii) at Lender's option, as to any Real Estate Parcel, in such manner as Lender shall reasonably require, Borrower shall cause an Acquisition Entity to record a Direct Mortgage otherwise complying with this paragraph but identifying Borrower as Mortgagee, which Direct Mortgage shall then be treated as a Collateral Loan for all purposes of this Agreement, including the requirement that such Collateral Loan be made part of the Collateral.

          SECTION 6.13. NYSE Listing. Borrower shall at all times continue to be a publicly traded New York Stock Exchange company and shall fully comply at all times with all Securities and Exchange Commission and New York Stock Exchange requirements applicable to such a company. Borrower shall provide Lender with copies of all filings made in order to comply with the preceding sentence, in each case within five Business Days after the making of

691796.1
                                      -39-
each such filing with the Securities and Exchange Commission or the New York Stock Exchange, as applicable.

          SECTION 6.14. Acquisition Entities. Borrower shall promptly notify Lender upon the formation of any Acquisition Entity. Provided that no Event of Default has occurred and is continuing, Borrower may transfer a Collateral Loan to an Acquisition Entity, in contemplation of such Acquisition Entity's acquiring title to the related Mortgaged Property pursuant to a foreclosure or acceptance of a deed-in-lieu of foreclosure or otherwise. If no Event of Default has occurred and is continuing, Borrower may cause such Acquisition Entity to acquire title to such Mortgaged Property (which Mortgaged Property shall then immediately and automatically become a Real Estate Parcel) pursuant to a foreclosure or acceptance of a deed-in-lieu of foreclosure or otherwise, and Borrower shall cause such Acquisition Entity to perform, with respect to such Real Estate Parcel, the same actions and obligations that this Agreement would require Borrower to undertake with respect to such Real Estate Parcel. Upon the occurrence and during the continuance of any Event of Default, except with Lender's prior written consent or as required by Lender, (i) Borrower shall not form any further Acquisition Entity(ies); (ii) Borrower shall not transfer any Collateral Loan to an Acquisition Entity; and (iii) Borrower shall not cause any Acquisition Entity to acquire title to any Mortgaged Property.

          SECTION 6.15. Change of Borrower's State of Formation. If Borrower shall change the State under whose laws Borrower shall be organized, Borrower shall promptly provide Lender with a copy of its new Declaration of Trust or similar document, certified by the Secretary of State or other appropriate official of Borrower's new State of formation, if applicable.


                                  ARTICLE VII.

                               NEGATIVE COVENANTS

          Borrower covenants and agrees with Lender that, so long as this Agreement shall remain in effect or the principal of or interest on the Global Note, or any fee, expense or other obligation payable hereunder or in connection with any of the Transactions contemplated hereby, shall be unpaid:

          SECTION 7.1. Dissolution; Merger or Consolidation. Borrower shall not dissolve, terminate or liquidate. Borrower shall not merge or consolidate with or into any entity unless (A) the surviving or resulting entity shall be a corporation or partnership organized under the laws of the United Sates or any state thereof, (B) such entity shall expressly assume by written agreement, in form and substance satisfactory to Lender in Lender's sole discretion, the performance of all of Borrower's duties and oblations under this Agreement, the Global Note, and the Security Documents and (C) such entity shall be at least as creditworthy as Borrower, as determined by Lender in Lender's sole and absolute discretion. Notwithstanding the foregoing, Borrower shall not enter into or be subject to any

691796.1
                                      -40-
transaction, and no direct or indirect change in the ownership structure of Borrower shall occur (whether or not within Borrower's control), if as a result thereof Craig M. Hatkoff, John R. Klopp, and Samuel Zell would no longer: (a) retain their present or comparable or more senior offices (Vice Chairman and Chairman of the Executive Committee; Chief Executive Officer and Vice Chairman; and Chairman of the Board, respectively) and directorships, and (b) in Lender's reasonable judgment, retain practical control of Borrower's business and operations.

          SECTION 7.2. Place of Business. Borrower shall not change its chief executive office or its principal place of business or its state of formation without giving at least fifteen (15) days' prior written notice thereof and promptly providing such information as Lender may reasonably request in connection therewith.

          SECTION 7.3. Sale of Assets. Provided that no uncured Event of
Default or material Default shall exist and be continuing, Borrower may, without the prior consent of Lender, enter into an agreement to sell any Collateral; provided, that the sales price thereof is at least equal to such Collateral's Asset-Specific Loan Balance or Borrower shall pay the shortfall to Lender immediately upon the closing of such sale. This Section is subject to Section 2.10.

          SECTION 7.4. ERISA. Borrower shall not, and shall not cause or permit any of their ERISA Affiliates to:

          (a) engage in any transaction in connection with which any Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code;

          (b) terminate any Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of any Borrower or any ERISA Affiliate to the PBGC;

          (c) fail to make payment when due of all amounts which, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto; or

          (d) adopt an amendment to any Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

          SECTION 7.5. Margin Regulations. No part of the proceeds of the Loan shall be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulations or any other

691796.1
                                      -41-

Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

          SECTION 7.6. Liens; Easements. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien, easement, license or restrictive covenant with respect to any Collateral, except Permitted Encumbrances.

          SECTION 7.7. Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, except on terms that are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party.

          SECTION 7.8. 1940 Act. Borrower shall not conduct its business or take any action so as to (i) require registration of Borrower or any of its subsidiaries as an investment company under the Investment Company Act of 1940, or (ii) subject Borrower or any of its subsidiaries to regulation as an investment company under the Investment Company Act of 1940 pursuant to an order of the Securities and Exchange Commission that remains unstayed and in effect for sixty days.


                                   ARTICLE VIII.

                                EVENTS OF DEFAULT

          SECTION 8.1. Events of Default. In case of the happening of any of the following events (herein called "Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with this Agreement, the Global Note or any of the other Security Documents, or any borrowing hereunder, shall prove to have been incorrect in any material respect when made and results in a Material Adverse Effect;

          (b) default shall be made in the payment of any principal of Global Note when and as such principal shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on the Global Note, or any fee or any other amount payable hereunder, or under the Global Note, or any other Security Document when and as the same shall become due and payable, and such default shall continue for ten (10) days after notice from Lender;

          (d) default (other than a default enumerated in any other paragraph of this Article VIII) shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of Borrower pursuant to the terms of this Agreement, the Global Note, or any of the other Security Documents and such default

691796.1
                                      -42-
continues for twenty (20) days after notice from Lender; provided, that if such default is curable but cannot with the exercise of reasonable diligence be cured within such twenty (20) day period, then such period shall be extended for so long as is reasonably necessary with the exercise of reasonable diligence to cure such default provided that Borrower commences such cure within such twenty
(20) day period and thereafter diligently prosecutes such cure to completion;

          (e) Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law,
(ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or for a substantial part of the property of Borrower, or (iii) the winding-up or liquidation of Borrower; and such proceeding or petition shall continue undismissed for one hundred twenty (120) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for one hundred twenty (120) days;

          (g) an Event of Default (as defined in any of the Security Documents) shall have occurred;

          (h) if Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Security Documents or any interest herein or therein, and such delegation or assignment of rights continues or is not corrected for ten (10) days after Lender delivers written notice thereof to Borrower;

          (i) a court of competent jurisdiction shall enter a judgment for the payment of money in the amount greater than or equal to $5,000,000 against Borrower or any of Borrower's Affiliates, and such judgment shall remain undischarged or unpaid for a period of thirty (30) days during which the execution of such judgment shall not be effectively stayed; or

          (j) Borrower or any of its Affiliates shall be in default under any note, indenture, loan agreement, guaranty, swap agreement, or any other agreement for money borrowed, in all cases, in excess of $5,000,000, to which it is a party, which default (A) involves the failure to pay a matured obligation or (B) permits the acceleration of the maturity

691796.1
                                      -43-
of obligations by any other party to, or beneficiary of, such note, indenture, loan agreement, guaranty, swap agreement, or any other agreement;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Security Documents, or at law or in equity, by written notice (or facsimile notice promptly confirmed in writing) to Borrower, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of its obligation to make further Advances; and (ii) declare the Global Note to be forthwith due and payable, whereupon the principal of the Global Note, together with accrued interest and fees thereon and other liabilities of Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Global Note to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or (f) above, the obligation to make further Advances shall automatically terminate and the principal of the Global Note, together with accrued interest and fees thereon and any other liabilities of Borrower accrued hereunder, shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Global Note to the contrary notwithstanding.

          SECTION 8.2. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Security Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of any Direct Mortgage on any Real Estate Parcel, to the extent necessary to foreclose on other parts of the Collateral.

          SECTION 8.3. Set-Off. Upon the occurrence of an Event of Default, without limiting any other rights or remedies of Lender, Lender shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender or Lender's Affiliates to any indebtedness at any time owing to Lender to the credit or for the account of Borrower against any and all of the Indebtedness of Borrower, irrespective of whether Lender shall have made any demand under this Agreement, the Global Note, or any other Security Document.

691796.1
                                      -44-

                                   ARTICLE IX.

                                  MISCELLANEOUS

          SECTION 9.1. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed, if to Borrower at:

                           Capital Trust
                           605 Third Avenue
                           26th Floor
                           New York, New York  10016
                           Attention:  Edward L. Shugrue, III
                           Telephone: (212) 655-0225
                           Telecopier: (212) 655-0044

                  with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attention:  Thomas E. Kruger, Esq.
                           Telephone: (212) 856-7070
                           Telecopier: (212) 856-7815

                  if to Lender at:

                           German American Capital Corporation
                           31 West 52nd Street
                           New York, New York  10019
                           Attention:  General Counsel
                           Telephone: (212) 469-5000
                           Telecopier: (212) 469-8173


691796.1
                                      -45-
                  with a copy to:

                           Latham & Watkins
                           885 Third Avenue
                           New York, New York  10022-4802
                           Attention:  Joshua Stein, Esq.
                           Telephone: (212) 906-1342
                           Telecopier: (212) 486-6295

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three (3) days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked direction from such party.

          SECTION 9.2. Survival of Agreement. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, or any other Loan Document shall be considered to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender and shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Global Note and shall continue in full force and effect as long as the principal of or any accrued interest on the Global Note or any other fee or amount payable under the Global Note or this Agreement or any other Loan Document is outstanding and unpaid and so long as the obligation to make further Advances has not been terminated; provided, however, that the representations concerning environmental matters shall survive in perpetuity subject to any applicable statute of limitations.

          SECTION 9.3. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, or Lender, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of Lender; provided, however, Borrower may use an outside third-party servicer to administer the Collateral Loans and, to the extent applicable, the other Collateral.

          (b) Lender may not assign or transfer any of its rights or obligations hereunder or under the Loan to an unaffiliated third-party institutional lender, unless Lender (a) obtains Borrower's consent if Lender desires to assign more than an aggregate interest of 80% in the Loan; and (b) retains all administrative duties with respect to the Loan. Notwithstanding anything contained herein to the contrary, Lender may, without the consent of Borrower, assign or transfer any of its rights or obligations hereunder to a successor by virtue

691796.1
                                      -46-
of the merger or consolidation of Lender with or into an unaffiliated third party or to a third-party loan servicer (the fees payable to such third-party loan servicer shall be paid by Lender).

          SECTION 9.4. Expenses; Indemnity. (a) Borrower agrees to pay all reasonable out-of-pocket expenses incurred by Lender in connection with the preparation of this Agreement and the other Security Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Security Documents or with the Loan, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for Lender.

          (b) Borrower indemnifies the Indemnitees against, and agrees to hold the Indemnitees harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Indemnitees arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loan, (ii) this Agreement, any of the Security Documents or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Loan) and consummation of the Transactions contemplated hereby, (iv) breach of any representation or warranty, (v) any claim, litigation, investigation or proceedings relating to any of the foregoing or any Property, whether or not Lender or any such Person is a party thereto or
(vi) the failure of Borrower or any Property to be in compliance with any Legal Requirement; provided, however, that such indemnity shall not, as to Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of Lender.

          (c) Borrower indemnifies, and agrees to defend and hold harmless, the Indemnitees from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of Borrower) arising from a violation of, or failure to comply with, any Environmental Law and to remove any lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any Person.

          (d) The provisions of and undertakings and indemnification set forth in this Section 9.4 shall survive for five (5) years after the later to occur of the satisfaction and payment of the Indebtedness and termination of this Agreement.

          SECTION 9.5. Applicable Law. THIS AGREEMENT AND THE GLOBAL NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

691796.1
                                      -47-

          SECTION 9.6. Payments on Business Days. Should the principal of or interest on the Note or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

          SECTION 9.7. Waivers; Amendments. (a) No failure or delay of Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder are cumulative and not exclusive of any rights or remedies which it may otherwise have. No waiver of any provision of this Agreement or the Global Note nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and Lender.

          SECTION 9.8. Entire Agreement; Waiver of Jury Trial, etc. (a) This Agreement and the other Security Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions contemplated hereby is superseded by this Agreement and the other Security Documents. Nothing in this Agreement or in the other Security Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Security Documents.

          (b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE GLOBAL NOTE, ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS.

          SECTION 9.9. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or any other Security Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.


691796.1
                                      -48-

          SECTION 9.10. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to Lender.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Exercise of Cure Rights. Wherever in any provision of any Security Document Lender is granted the right to advance money for the account of Borrower, Lender shall, before expending such sum, give Borrower ten
(10) days' prior notice (unless an Event of Default is then continuing, in which case Lender shall have no obligation to give such notice); provided, however, that if Lender in good faith believes that it may be materially prejudiced (e.g., without limitation, lapse of insurance, emergencies, impairment of any lien or the priority thereof) if it does not act prior to the expiration of such ten-day period, then Lender need only give Borrower such prior notice, if any, as Lender in good faith determines to be feasible under the circumstances and notice thereof shall be delivered to Borrower thereafter.

          SECTION 9.13. Trustee Exculpation. The parties agree that the trustees of Borrower shall have no personal liability hereunder to Lender and any obligation of Borrower hereunder to Lender shall be satisfied solely from the assets of Borrower.


691796.1
                                      -49-

          IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   LENDER

                                   GERMAN AMERICAN CAPITAL CORPORATION, a
                                   Maryland corporation


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:

                                   BORROWER

                                   CAPITAL TRUST, a California trust


                                   By:
                                      ------------------------------------
                                      Name:   Edward L. Shugrue, III
                                      Title:  Chief Financial Officer



691796.1
                                      -50-

                                  Schedule 1.1A

                               Approved Appraisers


1.       KTR Appraisal Services

2.       Cushman & Wakefield, Inc.

3.       Landauer Real Estate Counselors

4.       CB Commercial

5.       The Weitzman Group

6. Greenwich Group (subject to Lender's approval, not to be unreasonably withheld)



691796.1

                                  Schedule 1.1B

                               Approved Engineers


1.       EMG

2.       KTR Realty Services

3.       Merritt & Harris, Inc.

4. C.A. Rich, Inc. (subject to Lender's approval, not to be unreasonably withheld)

5.       IVI (subject to Lender's approval, not to be unreasonably withheld)

6.       Dames & Moore

7.       Law

8.       Echland

691796.1

                                  Schedule 1.1C

                       Approved Environmental Consultants


1.       Acqua Terra

2.       Law Environmental

3.       KTR Realty Services

4.       EMG

5.       Clayton

6.       Dames & Moore

7.       Brown & Root

8. C.A. Rich, Inc. (subject to Lender's approval, not to be unreasonably withheld)

9.       Echland


691796.1

                                   Exhibit 2.8


          Form of Certification from Borrower's Chief Financial Officer
                         Re: Extension of Maturity Date


                            [Letterhead of Borrower]


                                                                 [date]




German American Capital Corporation
31 West 52nd Street
New York, New York  10019
Attention:  General Counsel


   Re: Amended and Restated Credit Agreement, dated as of September 30, 1997 (restated as of January 1, 1998), Between Capital Trust ("Borrower") and German American Capital Corporation ("Lender")




Ladies and Gentlemen:

          Reference is made to that certain Amended and Restated Credit Agreement, dated as of September 30, 1997 (restated as of January 1, 1998), between Borrower and Lender (the "Credit Agreement"). Capitalized terms used but not otherwise defined in this letter (the "Certification Letter") shall have the respective meanings given to them in the Credit Agreement.

          On [date], Borrower gave you written notice of Borrower's election to extend the Maturity Date of the Loan from ____________________ to ______________________ pursuant to Section 2.8 of the Credit Agreement (the "Proposed Extension").

          In connection with the Proposed Extension, the undersigned hereby certifies on behalf of Borrower to Lender and Lender's successors and assigns that:

          (a) the undersigned is Borrower's duly appointed chief financial officer;

          (b) Borrower has duly authorized the undersigned to issue this Certification Letter on behalf of Borrower to Lender and Lender's successors and assigns;

691796.1

          (c) Borrower is in material compliance with all of the non-monetary covenants and other provisions of the Credit Agreement and the other Security Documents, and is in full compliance with all monetary obligations and covenants under the Credit Agreement and the other Security Documents;

          (d) there has been no Material Adverse Effect from the Closing Date to the date hereof; and

          (e) no Event of Default or material Default has occurred and is continuing on the current Maturity Date (before giving effect to the proposed extension).

          This Certification Letter may be relied on by Lender and Lender's successors and assigns.


                                           [Signature]

691796.1